Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of the 19th day of August, 2008, between MASSEY ENERGY COMPANY, a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and WILMINGTON TRUST COMPANY, as trustee (the “Trustee”), amends and supplements that certain Indenture, dated as of November 10, 2003, by and among the Company, the Guarantors and the Trustee (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

RECITALS OF THE COMPANY

WHEREAS, the Company desires to enter into this First Supplemental Indenture to eliminate substantially all of the restrictive covenants in the Indenture and to eliminate certain definitions, cross references and related provisions made irrelevant as a result of the deletion of such restrictive covenants;

WHEREAS, pursuant to Section 8.02 of the Indenture, the Company has obtained the consent of the Holders of at least a majority in aggregate principal amount of the Company’s outstanding 6.625% Senior Notes due 2010 (the “Notes”), the only outstanding Notes issued under the Indenture;

WHEREAS, the Company has provided a written request, accompanied by a Board resolution authorizing the execution of this First Supplemental Indenture, to the Trustee requesting that the Trustee join the Company and the Guarantors in the execution of this First Supplemental Indenture;

WHEREAS, the Company and the Guarantors have delivered to the Trustee in accordance with Section 8.06 of the Indenture, an Officer’s Certificate and an Opinion of Counsel stating that this First Supplemental Indenture is permitted under the Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms; and

WHEREAS, all things necessary on the part of the Company and the Guarantors to make this First Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, enforceable in accordance with its terms, have been done.

For valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:

SECTION 1.     Amendments to Table of Contents.

The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.02 through and including 4.12, Section 4.14 and Sections 4.18 through and including 4.20, and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

SECTION 2.     Deletion of Provisions in the Indenture.

The following provisions of the Indenture are hereby deleted in their entirety and replaced, in each case, with the phrase “[intentionally omitted]”:

Section 4.02                                Reports to Holders

Section 4.03                                Waiver of Stay, Extension or Usury Laws

Section 4.04                                Compliance Certificate

Section 4.05                                Taxes

Section 4.06                                Limitations on Additional Indebtedness

Section 4.07                                Limitations on Restricted Payments

Section 4.08                                Limitations on Liens

Section 4.09                                Limitations on Transactions with Affiliates

Section 4.10                                Limitation on Asset Sales

Section 4.11                                Limitation on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

Section 4.12                                Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

Section 4.14                                Legal Existence

Section 4.18                                Limitations on Layering Indebtedness

Section 4.19                                Limitations on Designation of Unrestricted Subsidiaries

Section 4.20                                Limitations on Sale and Leaseback Transactions

SECTION 3     Related Definitions and References.

All definitions and references thereto used exclusively in, and all references to, the deleted sections of the Indenture set forth in Section 2 above are also deleted in their entirety in the Indenture and the Notes.

SECTION 4     Ratification.

Except as expressly supplemented hereby, all of the provisions of the Indenture are hereby ratified and confirmed as in full force and effect.

SECTION 5     Governing Law.

This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

SECTION 6.     Counterparts.

This instrument may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

SECTION 7.     Conflict with Trust Indenture Act

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of such Act shall control.  If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Supplemental Indenture as of the day and year first above written.

MASSEY ENERGY COMPANY

By:           /s/ Eric B. Tolbert
Eric B. Tolbert
Vice President and
Chief Financial Officer

Guarantors:

A.T. MASSEY COAL COMPANY, INC.
ALEX ENERGY, INC.
ARACOMA COAL COMPANY, INC.
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BIG SANDY VENTURE CAPITAL CORP.
BLACK KING MINE DEVELOPMENT CO.
BLUE RIDGE VENTURE CAPITAL CORP.
BOONE EAST DEVELOPMENT CO.
BOONE ENERGY COMPANY
BOONE WEST DEVELOPMENT CO.
CENTRAL PENN ENERGY COMPANY, INC.
CENTRAL WEST VIRGINIA ENERGYCOMPANY
CERES LAND COMPANY
CLEAR FORK COAL COMPANY
CRYSTAL FUELS COMPANY
DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DEMETER LAND COMPANY
DOUGLAS POCAHONTAS COALCORPORATION
DRIH CORPORATION
DUCHESS COAL COMPANY
DUNCAN FORK COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
FEATS VENTURE CAPITAL CORP.
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HADEN FARMS, INC.
HANNA LAND COMPANY, LLC
by ALEX ENERGY, INC., its Manager
HAZY RIDGE COAL COMPANY
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JOBONER COAL COMPANY

KANAWHA ENERGY COMPANY
KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY
LAXARE, INC.
LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY
LYNN BRANCH COAL COMPANY, INC.
MAJESTIC MINING, INC.
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MASSEY COAL SALES COMPANY, INC.
MASSEY GAS & OIL COMPANY
MASSEY TECHNOLOGY INVESTMENTS, INC.
NEW MARKET LAND COMPANY
NEW RIDGE MINING COMPANY
NEW RIVER ENERGY CORPORATION
NICCO CORPORATION
NICHOLAS ENERGY COMPANY
OMAR MINING COMPANY
PEERLESS EAGLE COAL CO.
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PILGRIM MINING COMPANY, INC.
POWER MOUNTAIN COAL COMPANY
RAVEN RESOURCES, INC.
RAWL SALES & PROCESSING CO.
ROAD FORK DEVELOPMENT
COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SC COAL CORPORATION
SCARLET DEVELOPMENT COMPANY
SHANNON-POCAHONTAS COALCORPORATION
SHANNON-POCAHONTAS MININGCOMPANY
by: SHANNON-POCAHONTAS COAL
CORPORATION, its partner
by: OMAR MINING COMPANY, its partner
SHENANDOAH CAPITAL
MANAGEMENT CORP.
SIDNEY COAL COMPANY, INC.
SPARTAN MINING COMPANY
ST. ALBAN’S CAPITAL
MANAGEMENT CORP.

STIRRAT COAL COMPANY
STONE MINING COMPANY
SUPPORT MINING COMPANY
SYCAMORE FUELS, INC.
T.C.H. COAL CO.
TALON LOADOUT COMPANY
TENNESSEE CONSOLIDATED COALCOMPANY
TENNESSEE ENERGY CORP.
THUNDER MINING COMPANY
TOWN CREEK COAL COMPANY
TRACE CREEK COAL COMPANY
TUCSON LIMITED LIABILITY COMPANY,
by: ALEX ENERGY, INC., its Manager
VANTAGE MINING COMPANY
WHITE BUCK COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC.

By:           /s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

MASSEY COAL SERVICES, INC.

By:           /s/ M. Shane Harvey
M. Shane Harvey
Secretary

WILMINGTON TRUST COMPANY, AS TRUSTEE

By:           /s/ Kristin L. Moore
           Name:  Kristen L. Moore
           Title:  Assistant Vice President